UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2019

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    On October 22, 2019, the Board of Directors (the “Board”) of Spirit AeroSystems Holdings, Inc. (the “Company”) approved an increase in the size of the Board from nine to ten members, and elected Stephen Cambone to fill the newly created vacancy. Dr. Cambone will serve on the Board until the Company’s 2020 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified, or until his earlier death, resignation, or removal. Dr. Cambone was also named to the Audit Committee and Risk Committee of the Board.

Dr. Cambone, age 67, is the Associate Vice Chancellor for Cyber Initiatives at Texas A&M University System. Prior to joining Texas A&M (from 2012-2018), Dr. Cambone founded Adirondack Advisors, LLC, where he advised public and private companies serving the national security market and non-profit organizations in strategic planning, operations, resource allocation, and technological transformation. From 2007 to 2012, Dr. Cambone served in various positions with QinetiQ, Inc., including President of the Mission Solutions Group in North America. From 2001 to 2006, Dr. Cambone held several positions with the United States Department of Defense, including Undersecretary of Defense for Intelligence, Director of Program Analysis and Evaluation, Principal Deputy Undersecretary of Defense for Policy, and Special Assistant to the Secretary and Deputy Secretary. He served as the Director of Research for the Institute for National Security Studies from 1998-2001, the Senior Fellow for Center for Strategic and International Studies from 1993-1998, Office Director for Office of the Undersecretary of Defense for Policy from 1990-1993, Deputy Director of Strategic Analysis for SRS Technology Ltd. from 1986-1990, and various positions for Los Alamos National Laboratory from 1982 to 1986.

There are no arrangements or understandings between Dr. Cambone and any other persons pursuant to which he was selected as a director. Pursuant to the Company’s non-employee director compensation program, Dr. Cambone will receive $52,644.63 as a pro-rata portion of the annual cash retainer of $105,000 paid to non-employee directors, and an additional $62,672.18 as a pro-rata portion of the annual equity retainer of $125,000 paid to non-employee directors. Additional information about non-employee director awards and other compensation to which Dr. Cambone will be entitled is described in the Proxy Statement for the Company’s 2019 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 11, 2019.

A copy of the press release announcing the election of Dr. Cambone to the Board is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Furnished

Exhibit 99.1 — Press Release dated October 23, 2019

104 Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: October 24, 2019	By:	/s/ Stacy Cozad
		Name:	Stacy Cozad
		Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary